UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On November 10, 2008, UBS AG confirmed the Company’s acceptance of the offer of Auction Rate Securities Rights (ARS Rights), made pursuant to the UBS prospectus dated October 7, 2008. The ARS Rights enable the Company to sell to UBS all of its auction rate securities at par value, approximately $52.1 million, plus accrued but unpaid interest and dividends, at any time during a two-year period beginning June 30, 2010. In exchange for the issuance of the ARS Rights, the Company has granted UBS the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the Company’s auction rate securities on the Company’s behalf until the expiration date of the ARS Rights, without prior notification, so long as par value, as described above, is returned to the Company in the event of a sale or other disposition. The Company may, at any time, elect to sell or otherwise transfer some or all of its auction rate securities to a party other than UBS, but the ARS Rights with respect to the sold/transferred securities will be cancelled. If such a sale or other transfer is at less than par value, UBS will not be obligated to pay the shortfall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: November 14, 2008	By:	/s/ JOHN P. MUELLER
John P. Mueller
Chief Financial Officer